                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the use in this registration statement on Amendment No. 7 to Form SB-2 of our report dated January 30, 2002, except note 11, as to which the dates are June 10, 2002 and November 12, 2002, relating to the financial statements of Vertical Health Solutions, Inc. as of December 31, 2001 and the reference to our firm as experts in the registration statement.

/s/ STARK WINTER SCHENKEIN & Co., LLP
Certified Public accountants


November 12, 2002
Denver, Colorado